Exhibit 99.1

CHARTER | AUDIT COMMITTEE
December 17, 2021
Audit Committee Purpose
The audit committee is established by the board of directors (board) of the Federal Home Loan Bank of Topeka (FHLBank) and will assist the board in fulfilling its fiduciary responsibilities and overseeing the internal and external (i.e., independent) audit functions. Members of the audit committee shall evaluate the FHLBank’s compliance with laws, regulations, policies and procedures, and determine if the FHLBank has established and is maintaining adequate administrative, operating and internal accounting controls. In addition, the audit committee shall provide reasonable assurance regarding the integrity of financial information used by the board, the Federal Housing Finance Agency (Finance Agency), FHLBank members, customers and the public.

Committee Membership
Composition
The audit committee shall consist of five or more persons drawn from the board, each of whom shall meet the criteria of independence set forth in the next section. The audit committee shall include, to the extent practicable, a balance of representatives of community financial institutions and other members; and independent and member directors of the FHLBank, both as defined in the Bank Act. The terms of audit committee members shall be appropriately staggered so as to provide for continuity of service. At least one member of the audit committee shall have extensive accounting or related financial management experience. The members of the audit committee shall be appointed by the chair of the board, with the advice of the president of the FHLBank. The chair of the audit committee shall be designated by the chair of the board. The chair of the audit committee shall serve as a member of the risk oversight committee and the chair of the risk oversight committee shall serve as a member of the audit committee.

Independence
Any member of the board shall be considered to be sufficiently independent to serve as a member of the audit committee if that director does not have a disqualifying relationship with the FHLBank or its management that would interfere with the exercise of that director’s independent judgment. Such disqualifying relationships include, but are not limited to:
•Being employed by the FHLBank in the current year or any of the past five years;
•Accepting any compensation from the FHLBank other than compensation for service as a director;
•Serving or having served in any of the past five years as a consultant, advisor, promoter, underwriter or legal counsel of or to the FHLBank; or,
•Being an immediate family member of an individual who is, or has been in any of the past five years, employed by the FHLBank as an executive officer.

In addition, any member of the audit committee who otherwise qualifies as an “audit committee financial expert,” as defined by the Securities and Exchange Commission (SEC), shall meet the definition of “independent director” set forth in NASDAQ Exchange Rule 5605(a)(2), the other independence requirements set forth in NASDAQ Exchange Rule 5605 and Section 10A(m)(3) of the Securities Exchange Act of 1934.

Meetings
The audit committee shall meet as often as it determines, but not less frequently than quarterly, with the internal auditors. A quorum for committee meetings is defined as one-half of the audit committee members, and action by the audit committee shall be upon the vote of a majority of those present at any meeting at which a quorum is present. The audit committee shall meet periodically, but not less frequently than annually, with management, the internal auditors and the independent auditor in separate executive sessions. The audit committee may request any officer or employee of the FHLBank or the FHLBank’s outside counsel or independent auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the committee.

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The audit committee shall prepare written minutes of each audit committee meeting, which shall be provided to the Finance Agency.

Committee Authority and Responsibilities
The audit committee shall provide an independent, direct channel of communication between the board and the internal and independent auditors. Both the internal and independent auditors shall have unrestricted access to the audit committee without the need for any prior management knowledge or approval. No restrictions should be imposed that would hinder the independence of the internal or independent auditors.

The audit committee shall have the sole authority to select, evaluate and, where appropriate, replace the FHLBank’s Chief Audit Executive. The Chief Audit Executive may be hired or removed only with the approval of the audit committee. The Chief Audit Executive shall report directly to the audit committee on substantive matters and shall report to the FHLBank President on administrative matters. The Chief Audit Executive is ultimately accountable to the audit committee and the board.

The audit committee shall have the sole authority to appoint, retain or replace the independent auditor. The audit committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the audit committee.

The audit committee shall conduct or authorize investigations into any matters within the audit committee’s scope of responsibilities. The audit committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The FHLBank shall provide for appropriate funding, as determined by the audit committee, for payment of: compensation to the independent auditor for the purpose of rendering or issuing an audit report; compensation to any advisors employed by the audit committee; and ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

The audit committee shall review and assess the adequacy of the FHLBank’s Audit Committee Charter on an annual basis; and recommend to the board any amendments that it believes to be appropriate. The board shall review and assess the adequacy of the FHLBank’s Audit Committee Charter on an annual basis; amend the Audit Committee Charter whenever it deems it appropriate to do so; and reapprove the FHLBank’s Audit Committee Charter not less often than every three years.

The audit committee shall make regular reports to the board.

The audit committee shall, as required or to the extent it otherwise deems necessary or appropriate:

Accounting, Financial Statement and Disclosure Matters

1.Direct senior management to maintain the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the FHLBank.

2.Review the basis for the FHLBank’s financial statements and the independent auditor’s opinion rendered with respect to such financial statements (including the nature and extent of any significant changes in accounting principles or the application thereof) and provide reasonable assurance that policies are in place that are reasonably designed to achieve disclosure and transparency regarding the FHLBank’s true financial performance and governance practices.

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3.Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the board whether the audited financial statements should be included in the FHLBank’s Annual Report on Form 10-K. The audit committee shall prepare the disclosure report, as required by Regulatory Interpretation 2000-RI-24 promulgated by the Finance Agency, to be included in the FHLBank’s Annual Report.

4.Discuss with management and the independent auditor the FHLBank’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

5.Discuss with management and the independent auditor the FHLBank’s earnings releases.

6.Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the FHLBank’s financial statements, including any significant changes in the FHLBank’s selection or application of accounting principles, any major issues as to the adequacy of the FHLBank’s internal controls and any special steps adopted in light of material control deficiencies.

7.Review and discuss annually reports from the independent auditors on:
a.All critical accounting policies and practices to be used;
b.All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and
c.Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

8.Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the FHLBank’s financial statements.

9.Discuss with the independent auditors the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, as may be modified or supplemented, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

10.Review disclosures made to the audit committee by the FHLBank’s principal executive officer(s) and principal financial officer(s) during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the FHLBank’s internal control over financial reporting.

11.Review and approve all related party transactions made outside the ordinary course of business.

12.Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the FHLBank’s financial statements or accounting policies.

13.Assure that the FHLBank has policies in place to notify the Finance Agency of any accounting treatments or policies identified as having significant legal, reputation or safety and soundness risk with focus on accounting treatments or policies that do not employ generally accepted accounting principles or preferred methods.

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14.No less frequently than every two years, assess the need for an independent consultant or accounting firm to conduct an evaluation of one or more accounting policy areas, and report its findings to the board, senior management and the Finance Agency.

Oversight of the FHLBank’s Relationship with the Independent Auditor

15.Approve the independent auditor’s annual engagement letter.

16.Pre-approve all audit, audit-related and permitted non-audit services to be performed for the FHLBank by the independent auditor, subject to de minimis exceptions for permitted non-audit services which are approved by the audit committee prior to the completion of the audit.

17.Review the performance of the independent auditor.

18.Assure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

19.Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

20.Review the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and discuss with the auditors the auditor’s independence.

21.Recommend policies to the board regarding the FHLBank’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the FHLBank.

22.Review audit quality indicators and the internal quality control procedures of the independent auditor.

Oversight of the FHLBank’s Internal Audit Function

23.Review and approve the internal audit charter.

24.Assess the performance and determine the compensation of the Chief Audit Executive.

25.Review the scope of audit services required, significant accounting policies, significant risks and exposures, audit activities and findings.

26.Review and approve the annual internal audit work plan and any significant changes thereto.

27.Review the significant reports to management prepared by the internal audit department together with management’s responses and follow-up to these reports.

28.Review the sufficiency of staffing and approve the budget for the internal audit function and ensure the internal audit department includes personnel who are appropriately trained and competent to oversee the internal audit function.

29.Establish and monitor the accomplishment of internal audit goals and objectives.

30.Review and approve the internal audit methodology and any significant changes thereto.

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Governance Oversight Responsibilities

31.Provide reasonable assurance that senior management has established and is maintaining an adequate internal control system within the FHLBank by:
a.Reviewing the FHLBank’s internal control system and the resolution of identified material weaknesses and significant deficiencies in the internal control system, including the prevention or detection of management override or compromise of the internal control system; and
b.Reviewing the programs and policies of the FHLBank designed to provide reasonable assurance of compliance with applicable laws, regulations and policies and monitoring the results of these compliance efforts.

32.Review the policies established by senior management with respect to risk assessment and risk management.

33.Review the policies established by senior management to assess and monitor implementation of the FHLBank’s strategic business plan and the operating goals and objectives contained therein.

34.Determine the extent to which internal and external auditors review the security for computer systems, facilities and backup systems.

35.Establish procedures for (1) the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls, auditing matters, fraud concerns, potential wrongdoing, conflict of interest breaches or violations of applicable securities laws and regulations (Reportable Matters) and (2) the confidential, anonymous submission by employees of complaints and concerns regarding questionable Reportable Matters.

36.Monitor compliance with the FHLBank’s Code of Ethics and oversee the investigations of conflicts of interest and unethical conduct.

37.Discuss with the FHLBank’s General Counsel legal matters that may have a material impact on the financial statements or the FHLBank’s compliance policies.

38.Assess the performance and effectiveness of the audit committee by providing for an annual evaluation, which shall include a self-evaluation and an evaluation by senior management and the board.

39.Review at least annually, with any appropriate professional assistance, the audit committee’s performance in light of the requirements of laws, rules, regulations and guidelines that are applicable to its activities and duties. Assess whether the audit committee is operating consistent with applicable regulatory guidance and provide the materials and procedures employed in such review to the Finance Agency.

40.Provide oversight of the FHLBank’s controls over information reported to the Finance Agency through the Finance Agency’s Call Report System and formal data requests.